UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 440-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 10, 2023, Civitas Resources, Inc., a Delaware corporation (the “Company”) issued a press release announcing that, subject to market and other conditions, the Company intends to offer for sale $1,000 million in aggregate principal amount of new senior unsecured notes due 2030 (the “Notes”) in a private offering (the “Offering”) to eligible purchasers that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be subject to a “special mandatory redemption” in the event that the transactions contemplated by the Purchase and Sale Agreement, dated October 3, 2023 (the “Purchase Agreement”), by and between the Company and Vencer Energy, LLC (such transactions, the “Acquisition”) are not consummated on or prior to January 31, 2024, or if the Company notifies the trustee of the Notes that it will not pursue the consummation of the Acquisition.

A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Forward-Looking Statements and Cautionary Statements

Certain statements in this Current Report on Form 8-K concerning future opportunities for the Company, future financial performance and condition, guidance and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, returns to shareholders, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the Company’s plans and expectations with respect to the Offering, the anticipated use of the proceeds therefrom, and the pending Acquisition. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the Purchase Agreement may be terminated in accordance with its terms and the Acquisition may not be completed; the parties may not be able to satisfy the conditions to the completion of the Acquisition in a timely manner or at all; the Acquisition may not be accretive, and may be dilutive, to the Company’s earnings per share, which may negatively affect the market price of the Company’s common stock; the Company may incur significant transaction and other costs in connection with the Acquisition in excess of those anticipated by the Company; the Company may fail to realize anticipated synergies or other benefits expected from the Acquisition in the timeframe expected or at all; the ultimate timing, outcome, and results of integrating the assets related to the Acquisition into the Company’s business; the risk related to disruption of management time from ongoing business operations due to the Acquisition; the effects of the Acquisition, including the Company’s future financial condition, results of operations, strategy, and plans, changes in capital markets and the ability of the Company to finance operations in the manner expected; any litigation relating to the Acquisition; and disruptions to our business due to other significant transactions.

Additional information concerning other factors that could cause results to differ materially from those described above can be found under Item 1A. “ Risk Factors” and “Management’s Discussion and Analysis” sections elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings made with the Securities and Exchange Commission (“SEC”), each of which is on file with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at the time they were made. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release issued October 10, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civitas Resources, Inc.

Date: October 10, 2023	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Chief Legal Officer and Secretary